Exhibit 99.2

ABM Industries Incorporated Third Quarter Earnings Conference Call September 3, 2009

2 Agenda Introduction of call participants Henrik C. Slipsager, President & CEO James S. Lusk, EVP and CFO Sarah H. McConnell, SVP & General Counsel Q3 2009 Highlights Financial Review Operating Results 2009 Guidance

3 Forward-Looking Statements Our presentation today contains predictions, estimates and other forward-looking statements. Our use of the words estimate, expect, and similar expressions is intended to identify these statements. These statements represent our current judgment on what the future holds. While we believe them to be reasonable, these statements are subject to risks and uncertainties that could cause our actual results to differ materially. The factors that could cause results to differ are described in our 2008 Annual Report on Form 10-K/A and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

4 Statements Relating to Non-GAAP Financial Measures During the course of this presentation, certain financial measures that were not prepared in accordance with U.S. Generally Accepted Accounting Principles will be presented. Reconciliations of those non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP financial measures are available on the Company's website under "Investor Relations" and at the end of this presentation.

5 Fiscal Third Quarter 2009 Highlights Revenues $870.6M $923.7M Decrease of 5.7% from Q3 08 Net Income Adjusted EBITDA $12.3M $37.8M $16.4M $35.0M Decrease of 25.2% from Q3 Increased 8.0% from Q3 08 Income from Continuing Operations Adjusted Income from Continuing Operations $12.4M $18.7M $16.3M $15.8M Decreased $3.9M from Q3 08 Q3 08 includes a $4.6 million reduction in self-insurance reserves versus a $2.2 million increase recorded in Q3 09 Increased $2.9M or 18.4% over Q3 08 Diluted EPS from Continuing Operations Adjusted Diluted EPS From Continuing Operations $0.24 $0.36 $0.32 $0.31 Decreased 25.0% from Q3 08 Q3 08 includes a $4.6 million reduction in self-insurance reserves versus a $2.2 million increase recorded in Q3 09 Increased 16.1% from Q3 08 Aggressive cost controls Continuing Operating Activities Cash Flow Total Operating Activities Cash Flow $8.3M $9.3M $13.4M $15.7M For YTD 09 $52.6M compared to $31.0M YTD 08 For YTD 09 $76.5M compared to $36.8M YTD 08 Line of Credit $196.0M $285.0M One year reduction in line of credit of $89.0M 2009 2008

6 Third Quarter Fiscal 2009 Highlights Adjusted Income from Continuing Operations up over 18% Janitorial division delivers solid growth with operating profit up over 10% Security operating profit up 33% Strong adjusted EBITDA growth of 8.0% despite decline in revenues Aggressively managing direct costs and expenses to offset the current economic conditions Integration of assets acquired from Control Building Services Inc.

7 Q3 Financial Results (unaudited)

8 Condensed Balance Sheet (unaudited)

9 Condensed Consolidated Cash Flow Information (Unaudited)

10 Division Revenues(1) Summary: Sequential revenue growth of 1.7% Stabilization of Janitorial revenue base and tag revenues Approximately $5.5 million or 10.4% of revenue decline due to reduction of expenses incurred on the behalf of managed parking facilities. These expenses have no impact on operating profit Sales pipeline and sales activity remains solid (1) Excludes Corporate ($ in thousands)

11 Division Profits(1) Summary: Aggressive cost controls coupled with proactive steps taken in 1st half of fiscal year enabled divisions to achieve year-over-year increase Continue to focus on job margins and credit strength of customers (1) Excludes Corporate ($ in thousands)

Closing Observations Strong relative performance in a weak U.S. Economy Prior period actions have mitigated impact of current environment and positioned the company for the rebound in the U.S. economy Expect revenue in Q4 to be essentially flat year-over-year but anticipating revenue growth returning in Q1 2010 Well-positioned to capitalize on additional M&A opportunities 12

13 ABM will continue to follow proven strategies of: Actively managing customer accounts Focusing on cost control Managing credit risk and generating cash flow Guidance FY09 Income from Continuing Operations, per diluted share, in the range of $1.05 - $1.15, which takes into consideration the unanticipated impact of insurance expense related to prior years and a non-cash charge associated with an auction rate security; Reaffirming for FY 09 Adjusted Income from Continuing Operations, excluding Items Impacting Comparability, per diluted share, in the range of $1.25 - $1.35* FY09 Outlook *A reconciliation of certain non-GAAP financial information to GAAP financial measures is available on the Company's website under "Investor Relations" and at the end of this presentation

14 Appendix - Unaudited Reconciliation of Non-GAAP Financial Measures (in millions, except per share data)

15 Appendix - Unaudited Reconciliation of Non-GAAP Financial Measures (in millions, except per share data)

16 Appendix - Reconciliation (unaudited)